Exhibit 99.1

Quotient Limited Announces Intent to Voluntary Delist

from the Nasdaq Global Market

JERSEY, Channel Islands, December 12, 2022 (GLOBE NEWSWIRE) — Quotient Limited (Nasdaq: QTNT) (the “Company”) today announced that it has given formal notice to the Nasdaq Stock Market LLC (“Nasdaq”) of its intention to voluntarily delist its ordinary shares from the Nasdaq Global Market. In order to implement the delisting, the Company intends to file a Form 25 with the Securities and Exchange Commission (the “SEC”) on or about December 27, 2022. The delisting of the Company’s ordinary shares will take effect no earlier than ten days after the date of that Form 25 filing. The Company expects that as a result of this voluntary delisting, the last trading day of its ordinary shares on the Nasdaq Global Market will be on or about January 6, 2023. The Company expects that in connection with the transactions referred to below, it will seek to suspend its reporting obligations under the Securities Exchange Act of 1934. The Company does not intend to apply to list its ordinary shares on any other stock exchange or for quotation of its ordinary shares in any quotation medium.

The Company has entered into a Transaction Support Agreement, which is described in and is an exhibit to the Report on Form 8-K that the Company filed with the SEC on December 8, 2022. That agreement provides for a series of transactions in which all of the Company’s outstanding equity securities (including its ordinary shares, preferred shares, options and warrants) are expected to be extinguished and cancelled for either nominal or no consideration. The transactions provided for in the Transaction Support Agreement are intended to reduce the Company’s indebtedness and to inject liquidity into the Company’s business as necessary to effectuate its recently announced change in business strategy.

Nasdaq notified the Company on August 9, 2022 that the Company is not in compliance with the market value of listed securities requirement set forth in Nasdaq Listing Rule 5450(b)(2)(A) for continued listing on the Nasdaq Global Market. Nasdaq Listing Rule 5450(b)(2)(A) requires a company’s listed securities to maintain a minimum market value of at least $50 million, and Nasdaq Listing Rule 5810(c)(3)(C) provides that a failure to meet such requirement exists if the deficiency continues for a period of 30 consecutive business days. Since that notice, the Company’s ordinary shares have continued to trade at levels substantially below the $50 million minimum market value requirement. The Company also is not currently in compliance with Nasdaq Listing Rule 5550(a)(2) because since November 22, 2022, the closing bid price for the Company’s ordinary shares has been below $1.00, which is the minimum bid price required to maintain listing on the Nasdaq Global Market. Nasdaq has not formally notified the Company of this deficiency because, under Nasdaq’s rules, such a notice is given only after the deficiency has continued for 30 consecutive business days. The Company does not anticipate being able to regain compliance with either requirement (the minimum market value requirement or the minimum bid price requirement).

In light of these developments, the Company’s Board of Directors determined to initiate the delisting of the Company’s ordinary shares from the Nasdaq Global Market.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially, including: market conditions; and other risks set forth in Quotient’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as other documents that Quotient files with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Quotient disclaims any obligation to update these forward-looking statements because of new information, future events or circumstances or other factors.